AsahiKASEI

Accelerating Growth as a Global Healthcare Company

Acquisition of Calliditas Therapeutics AB

May 28, 2024
Asahi Kasei Corporation

Disclaimer

Statements in this presentation relating to any future status or circumstances, including statements regarding future performance, growth and other trend projections, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as “anticipate”, “believe”, “expect”, “intend”, “plan”, “seek”, “will”, “would” or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that could occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to several factors, many of which are outside Asahi Kasei’s control. Any forward-looking statements in this presentation speak only as of the date on which the statements are made and Asahi Kasei has no obligation (and undertakes no obligation) to update or revise any of them, whether as a result of new information, future events or otherwise, except as required by applicable laws and regulations.

This presentation is not an offer to purchase or a solicitation of an offer to sell or an offer document in the United States. The tender offer for the ADSs will be made pursuant to separate offer documents in accordance with applicable securities laws of the United States, including the procedural and filing requirements of the Williams Act.

AsahiKASEI

i. **Introduction**

ii. Growth Strategy for Healthcare

iii. Growth Strategy for Global Specialty Pharma

iv. Calliditas Acquisition

Regarding this acquisition

1. Today, we announced our determination to acquire Calliditas Therapeutics AB ("Calliditas").

2. Calliditas has a strong presence in the U.S. pharmaceuticals market for renal diseases, with high growth prospects for the future.

3. The acquisition price is approximately ¥173.9 billion.
   The tender offer will begin in July 2024, with the aim of closing by the end of September.

4. Operating income after PPA amortization from this acquisition is expected to be positive in FY2025. Product on the market is expected to generate peak sales of more than 500M USD after FY2030.

The vision we aim to achieve with this acquisition

Expand our US pharmaceuticals business from renal transplantation to the renal disease area and increase our presence

↓

Contribute to the fulfilment of unmet medical needs by leveraging synergies with our products and pipeline

↓

As a global specialty pharma, drive growth in the Healthcare sector along with the medical devices business

↓

Contribute to the sustainable increase of Asahi Kasei’s corporate value by achieving growth in the Healthcare sector to make it the third major pillar

AsahiKASEI

Progress on GG10

Health Care and Homes are expected to achieve profit growth in line with targets, and plan to invest in expansion as assumed; Environmental Solutions is increasing investments based on clearer growth opportunities from a medium-term perspective in Hipore

Category	Businesses to drive future growth 10 Growth Gears (GG10)	Segment	FY22–24 investment amount and major projects to date (¥ billion, decision-adopted basis)		FY21 ⇒ FY24 profit increase[1]
First Priority • Gaining income from past investments • Continued aggressive investment, including inorganic growth	Critical Care Global Specialty Pharma Bioprocess	Health Care	≦200	• Acquisition of Bionova Scientific, a U.S. biologics CDMO, and expansion of business base	+ ≈15 billion
	Digital Solutions	Material (Life Innovation)	≦100	• Increased capacity for Pimel semiconductor buffer coat/interlayer dielectric	± 0 billion
Growth Potential • Growth drivers of future business • Promoting alliance strategies from a competitive perspective	Energy Storage (separator) Hydrogen-related CO_2 Chemistry	Material (Environmental Solutions)	≦300	• Expansion of automotive LIB separators (Integrated plant in NA and addition of coating facilities in NA, Japan, and South Korea)	– ≈20 billion
Earnings Base Expansion • Finding opportunities to expand scale while maintaining stable earnings (focus on projects with high probability of success)	North American & Australian Homes Environmental Homes and Construction Materials	Homes	≦100	• Acquisition of Focus Companies in the U.S. • Acquisition of Arden Homes in Australia	+ ≈10 billion
	Car Interior Material	Material (Mobility & Industrial)	≦50	• U.S. automotive interior materials	+ ≈10 billion

GG10 financial targets

FY22–24 cumulative investment (decision-adopted basis)

¥700 billion

(total amount including maintenance investments, etc.)

Increase due to Hipore investment in North America etc.

FY24 operating income

GG10 total

¥110 billion

>50% of all business income[2]

Below initial target of ¥150 billion due to downturn in separator

[1] Operating income + amortization from PPA

[2] Proportion of business income, excluding corporate expenses

AsahiKASEI

GG10 Growth Strategies: Global Specialty Pharma

Transformation into Global Specialty Pharma focused on immunology/transplantation and adjacent disease areas

Niche therapeutic areas	Global business expansion	Global management style
Focus on specialty areas such as immunology/transplant, renal diseases, and severe infection in immuno-compromised population	Implementation of additional M&A to strengthen business platform and pipeline	Transition to "One AK (Asahi Kasei) Pharma"

FY2018–FY2024 CAGR (2 companies total)	
Net Sales	13%
Operating income (before PPA amortization)	30%

By the end of FY2025
- **Complete transition to "One AK Pharma"**
  (Full integration of US/JP pharma business)
- **Implementation of additional M&As**



Asahi Kasei Pharma (Japan): Revenue Operating income
Veloxis (US): Revenue Operating income before PPA amortization
Veloxis acquisition
FY18
FY19
FY20
FY21
FY22
FY23
FY24 FCST
FY30 targets

FY2019–2023
- **Revenue and profit expansion in US/JP business**
- **Synergy creation in business development and clinical development**

FY2024
- **Shift to "One AK Pharma" integrating US/JP pharma business**
  - Installation of the single leadership administering US/JP business
  - Integration of US/JP business development functions

i. Introduction

ii. Growth Strategy for Healthcare

iii. Growth Strategy for Global Specialty Pharma

iv. Calliditas Acquisition

Policies for Healthcare

Healthcare to become the third major pillar and growth driver of Asahi Kasei

Operate both pharmaceuticals business and medical devices business

Target sales of ¥1,000 billion and operating income of ¥200 billion in FY2030

Financial History of Healthcare

High growth in Critical Care and accelerating growth in Pharmaceuticals and Medical, with both sales and operating income growing at over 10% CAGR


Sales
(¥ billion)
700
600
500
400
300
200
100
0
Approx. 5 times
Critical Care
Medical
Pharmaceuticals
ZOLL
Veloxis
Bionova
CAGR 13%
119.5
553.8
578.0
FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 forecast
(announced in May 2024)


Operating income
(¥ billion)
90
80
70
60
50
40
30
20
10
0
Approx. 7 times
Ventilator ramp up for COVID-19
CAGR 16%
8.8
48.5
57.5
FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 forecast
(announced in May 2024)

Accelerate growth as a Global Healthcare Company


Expand healthcare business by acquiring wide variety of growth drivers and competitive advantages with both pharmaceuticals and medical devices
Progress of Globalization
ZOLL joined
Veloxis joined
Bionova joined
Transition to global management
Calliditas
Global Healthcare Company with a strong presence
✓ Acquisition of U.S. business foundation
✓ Business expansion outside Japan
✓ Expansion of bioprocess scope through the addition of CDMO business
✓ Management structure advancement
✓ Expand the scale of the pharmaceuticals business and transform into one integrated global pharma in the future
✓ Sustain high growth of ZOLL
✓ Expand bioprocess business
✓ Explore new med-tech business
FY
2012
2019
2022
2023
2024
2030

Leadership of Healthcare Sector

From FY2023, transition to a global management system suited for incorporating innovation and accelerate our growth strategy


Asahi Kasei Corp. President
Vice-Presidential Executive Officer
Healthcare Business Unit
Koshiro Kudo
Richard Packer
Healthcare HQ in the U.S.
ZOLL Medical
Asahi Kasei Pharma
Veloxis Pharmaceuticals
Asahi Kasei Medical
Jonathan Rennert
Yoshikazu Aoki
Mark Hensley
Ken Shinomiya
From FY2024:
Integration of Japanese and U.S. pharmaceuticals operation Transition to One AK Pharma

- Transitioned to a single leader structure
- Established a Healthcare HQ in the U.S.
- Strong mix of international executives

Grow Calliditas under advanced global management structure

i. Introduction

ii. Growth Strategy for Healthcare

iii. Growth Strategy for Global Specialty Pharma

iv. Calliditas Acquisition

Growth Strategy as a Global Specialty Pharma

Business model focused on specialty therapeutic area with relatively low risk

Business model	Business area	● Less competitive ● Modest probability of success in development ● Smaller clinical trial size / lower R&D expenditure ● Covered by fewer sales reps and marketing numbers
	Profit Structure	● Low promotional costs, making it easier to maintain profitability while investing in clinical trials and business development
	Business development	● Too small for big pharma but too big for small biotech
Management structure		● Appointment of senior management with diverse backgrounds and nationalities

Global Specialty Pharma Focus Areas

Target large hospitals and focus on specialist/rare diseases

Focus Areas	Immunology	Renal disease	Organ Transplantation area	Severe infectious disease*
Products	• Kevzara • Plaquenil • Bredinin	• Bredinin • 「Tarpeyo」	• Envarsus XR	• Cresemba • Recomodulin
R&D	• AK1910	• AK196	• VEL-101	

*invasive/severe infection (e.g. deep mycosis)

Transition to One AK Pharma capable of implementing growth strategy

Aim for a sales scale and structure that can cover R&D and business development costs for continued growth

One AK Pharma Structure

✓One Leader ✓One Goal ✓One Strategy



One AK Pharma CEO

- Japan Business Unit
- Global Functional Units
- U.S. Business Unit

◆ Establish a global business platform as one company by integrating the functions

◆ Led by a global management team with diverse backgrounds

◆ Resources of the pharmaceuticals business are consolidated and optimally allocated under one strategy

One AK Pharma Sales targets


(¥ billion)
≥¥300 billion
300
200
100
0
FY2023
FY2025
FY2030

Achievements of Veloxis

Steady growth in market share, with a sales CAGR of more than 20% since acquisition

「Envarsus XR」 Sales in the U.S.

* Immunosuppressant drug for renal transplant


($ million)
250
200
150
100
50
0
CAGR = 25%
FY2020
FY2021
FY2022
FY2023

Market

- **Number of kidney transplants:** Steady Increase (CAGR of over 6% between CY2020 and CY2023)

Achievements

- **Sales:** Strong growth
- **Share:** The proportion of prescriptions in de novo kidney transplants is exceeding initial expectations. Also, market share in the tacrolimus market is steadily increasing (FY2019 5.2% ⇒ FY2023 Over 20%)

Development

- **VEL-101:** Immunosuppressant for organ transplantation with potentially fewer side effects. Development progressing as planned; Ph1 study completed and Ph2 study planned.

AsahiKASEI

i. Introduction

ii. Growth Strategy for Healthcare

iii. Growth Strategy for Global Specialty Pharma

iv. Calliditas Acquisition

Calliditas: expanding Global Specialty Pharma's scope in Nephrology and Rare Disease

calliditas THERAPEUTICS

Market Leader

- Tarpeyo: the first ever fully approved treatment for IgA nephropathy (currently approved in U.S., Europe, and China)

Expansion Opportunities

- With the FDA granting full approval in December 2023, the patient population eligible for prescriptions expanded, leading to expectations of accelerated business growth

Strategic Fit

- Expands our U.S. commercial footprint and builds on our existing expertise in immunology, renal transplantation and rare disease

Financial Impact

- Revenues expected to >$500 million by mid-2030s
- Accretive to FY25 operating income after amortization of goodwill and intangible assets

IgA nephropathy is a rare disease resulting in sustained kidney damage and renal failure

IgA nephropathy

Chronic kidney disease caused by the overproduction of the antibody IgA (immunoglobulin A) in the ileum that are deposited in the renal glomeruli leading to reduced kidney function

Symptoms

Hematuria
Edema
Hypertension


IgA-producing cells increase
IgA increase
IgA complex formation as a source of deposition
IgA complexes are deposited in the kidneys and renal function is impaired

20-40% develop renal failure

Dialysis or kidney transplantation required

Features of Tarpeyo

TARPEYO™
(budesonide) delayed release capsules · 4 mg

- Unique technological formulation of budesonide (steroid) for the treatment of IgA nephropathy
- Formulated to release in the ileum of the small intestine
- Inhibiting IgA production to prevent the worsening of renal function due to IgA nephropathy

Reduced deterioration of renal function



9months
24 months
1.2%
-8.2%
-11.0%
-21.5%
Absolute Values:
0.66
-4.56.
-6.11.
-12.00
Tarpeyo
Placebo



%Change in eGFR from baseline
0
3
6
9
12
15
18
21
24
Time(months)
Treatment Period
Off Drug Follow Up Period

Ph3 results: improved renal function at 24 months after 9 months of dosing

Improvement in IgA Nephropathy biomarkers



igA-IC at baseline
9 months
(end of treatment)
ns
p≤0.05
Placebo
Tarpeyo
16 mg/day
Placebo
Tarpeyo
16 mg/day

Tarpeyo resulted in a statistically significantly reduction in IgA-IC levels over the treatment period vs. placebo (p≤0.05)



%patients with microhematuria
66.5%
67.8%
40.5%
61.2%
At Baseline
During the Observational Follow-up
Tarpeyo
Placebo

Tarpeyo resulted in a statistically significant improvement in the proportion of patients exhibiting microhematuria vs. placebo (p=0.0001)

9 months of dosing reduced blood IgA immune complex levels and microscopic hematuria

Calliditas expands our U.S. commercial footprint…

Patient Journey: IgA nephropathy → Kidney transplantation

Marketed Products	TARPEYO™ (budesonide) delayed release capsules *(Calliditas' U.S. product)*	Once-daily Envarsus XR™ (tacrolimus extended-release tablets) *(Veloxis' U.S. product)*
Global Market Size *(Est. CAGR)*[1]	**~$40B** *(8%)*	**~$7B** *(5%)*
U.S. Treating Physicians	**>5,000**	**~2,500**
Call Point	Nephrologist	Kidney Transplant Center

Leverage platform with new Business Development opportunities in the renal disease space

[1] Internal analysis

AsahiKASEI

Reference: Overview of Calliditas Pharmaceuticals

Company name	Calliditas Therapeutics AB
Establishment	2004: Established as Pharmalink AB 2017: Changed to current company name 2018: Listed on the NASDAQ Stockholm 2020: Listed on the NASDAQ Global Select Market in the U.S., still takes the form of a dual listing
Location	Stockholm, Sweden
CEO	Renée Aguiar-Lucander
Business overview	Research, development, manufacturing and marketing of therapies primarily for kidney diseases
Marketed product	Product Name: Tarpeyo (Generic name: Budesonide) Indication: Primary IgA nephropathy who are at risk for disease progression Merchandising right: U.S.: Launched in 2021 by Calliditas EU: Launched in 2022 by STADA Arzneimittel China: Launched in 2024 by Everest Medicines (Japan: Not yet launched, Viatris has exclusive rights to develop and market)
Pipeline	Setanaxib: Under clinical development in primary biliary cholangitis, alport syndrome and solid tumors
Revenue	2021: 229 million SEK / Approx 22 million USD 2022: 803 million SEK / Approx 75 million USD 2023: 1,207 million SEK / Approx 113 million USD

AsahiKASEI

Creating for Tomorrow

THE COMMITMENT OF THE ASAHI KASEI GROUP:

To do all that we can in every era to help the people of the world make the most of life and attain fulfillment in living.
Since our founding, we have always been deeply committed to contributing to the development of society, boldly anticipating the emergence of new needs.
This is what we mean by "Creating for Tomorrow."